UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55413
614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2022, the board of directors (the “Board”) of Bio-Techne Corporation (the “Company”) adopted the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately. The Bylaws, among other things:

●	Add procedural mechanics for shareholders to call special meetings of shareholders;
●	Clarify that any meeting of shareholders may be adjourned or recessed by holders of a majority of the voting power of the Company’s outstanding stock entitled to vote thereat present at the meeting, though less than a quorum, or by the chair or secretary of the meeting, regardless of whether or not a quorum is present at such meeting;
●	Clarify the powers of the chair of shareholder meetings;
●	Change the voting standard for uncontested director elections to a majority of the votes cast, consistent with the Company’s Amended and Restated Articles of Incorporation;
●	Enhance procedural mechanics in connection with shareholder nominations of directors and submissions of shareholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) at shareholder meetings and add eligibility requirements for director nominees;
●	Modify the typical deadline for shareholder notices of nominations or proposals from the current 60 to 90 days prior to the first anniversary of the preceding year’s regular meeting to 90 to 120 days prior to the first anniversary of the preceding year’s regular meeting (such that, unless the date of the Company’s 2022 annual meeting of shareholders is more than 30 days before or more than 60 days after October 28, 2022, notices must be delivered no earlier than 5:00 p.m. Eastern Time on June 30, 2022 and no later than 5:00 p.m. Eastern Time on July 30, 2022);
●	Add a requirement that any shareholder submitting a nomination notice make a representation as to whether such shareholder intends to solicit the holders of at least 67% of the voting power of shares entitled to vote on the election of directors (the “Requisite Percentage of Shareholders”) in support of director nominees other than the Company’s nominees, an obligation to inform the Company of any changes to such intent and a requirement that any shareholder that (i) has provided a representation of an intent to solicit the Requisite Percentage of Shareholders and (ii) has not provided notice of a change of intent provide reasonable evidence of the solicitation of the Requisite Percentage of Shareholders at least two business days prior to the meeting at which directors are to be elected;
●	Permit directors to hold a special meeting of the Board on less than 24 hours’ notice, if the person(s) calling such meeting deem necessary or appropriate under the circumstances;
●	Provide for a Lead Director position and clarify that the Chairman of the Board and Lead Director positions are non-officer positions;

●	Clarify that, except for actions, suits or proceedings to enforce any director’s or officer’s rights to indemnification or advancement of expenses, the Company has no obligation to indemnify or advance expenses to any director or officer in connection with any action, suit or proceeding initiated by such person unless such proceeding was authorized by the Board;

●	Provide that any amendments to the indemnification, expense advancement or insurance provisions may be prospective only (except to the extent they further limit or eliminate the liability of directors or officers); and

●	Make various other updates, including ministerial and conforming changes.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.      Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of Bio-Techne Corporation, effective as of April 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: April 27, 2022	By:	/s/ Brenda S. Furlow
Brenda S. Furlow
Executive Vice President, General Counsel and Secretary